Exhibit 99.1

For More Information
         Contact:  James F. Oliviero
         KSW, Inc. (718) 340-1409
         joliviero@ksww.com


                              FOR IMMEDIATE RELEASE

                     KSW, INC.'S SECOND QUARTER PROFITS GROW

Long Island City, New York - August 2, 2007, KSW, Inc (AMEX: KSW) today reported financial results for the second quarter of 2007.

Second quarter 2007 net income was $771,000, or $.13 per share basic and $.12 per share diluted, as compared to a net income of $618,000, or $.10 per share (basic and diluted), for the second quarter of 2006. Included in the results for the second quarter of 2007, are stock compensation expenses of $91,000 related to the exercising of stock options and the adoption of the new accounting standard, FAS-123 (R). Excluding the effect of these stock compensation expenses, the Company earned $862,000, or $.14 per share (basic and diluted), for the second quarter of 2007.

Net income was $1,494,000, or $.24 per share (basic and diluted) for the first half of 2007, as compared to net income of $964,000 or $.16 per share (basic and diluted) for the same period in 2006. Included in the results for the first half of 2007 are stock compensation expenses of $273,000 related to the exercising of stock options and the adoption of FAS-123 (R). Excluding the effect of these stock options, the Company would have earned $1,767,000 for the first half of 2007, or $.29 per share (basic) and $.28 per share (diluted).

All references to per share amounts in this release are based on the retroactive effect of the stock dividend declared on May 8, 2007.

Total revenue for the second quarter of 2007 decreased by 4% to $19,320,000, as compared to $20,132,000, for the second quarter of 2006. Revenue for the second quarter of 2007 would have been higher, but several new projects which were expected to start in the first quarter of 2007 continued to experience delays. Total revenues for the first half of 2007 increased by 4% to $37,311,000, as compared to $35,893,000 for the first half of 2006.

The Company's backlog at the end of the second quarter of 2007 was approximately $90,000,000. In addition, during the first two weeks of July 2007, the Company obtained several new projects totaling approximately $25,000,000.

Chairman of the Board, Floyd Warkol, commented that: "We continue to see strong demand for our value engineering and trade management services."

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Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the New York Presbyterian Hospital Cardiovascular Center.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409
joliviero@ksww.com